UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2016

Integrity Capital Income Fund, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-55277	46-4285184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13540 Meadowgrass Drive, Suite 100 Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

(719) 955-4801
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

From March 17, 2016 to April 14, 2016 we sold approximately 23,301 shares of our common stock at a price of $10.30 per share.  We received net proceeds of $240,000 in connection with the Company’s offering of its common stock (the “Offering”).  No commissions were paid on the sales.

The issuance of our common stock under the Offering was made in reliance upon certain exemptions from the registration requirements of the Securities Act including, without limitation, the exemptions under Section 4(a)(2) thereof, and Regulation D thereunder.  Our common stock was sold only to investors who were “accredited investors,” as defined in Rule 501 promulgated under the Securities Act of 1933.  No general solicitation or advertising was used in connection with the sales of our common stock in the Offering.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Integrity Capital Income Fund, Inc. (the “Company”) held an annual meeting of shareholders on April 26, 2016 (the “Annual Meeting”).  At the Annual Meeting, seven proposals were submitted to the shareholders for approval.  Each of the proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 7, 2016.

At the Annual Meeting, the shareholders approved each of the first six proposals and with respect to proposal seven recommended by non-binding vote a frequency of three years for shareholder votes on executive compensation.  There were no broker non-votes on any proposal.  The votes on the proposals were cast as follows:

Proposal No.1 – Amendment to our Articles of Incorporation to the remove classification of Directors.  The votes were cast as follows:

For	Against	Abstain
1,418,130.09	2,463.05	7,093.60

Proposal No. 2  –  Election of Directors.  The shareholders elected Steve Leach, Ric Denton, Randy Rush, and P. Andrew Limes to serve on the Company’s Board of Directors (the “Board”).  The votes were cast as follows:

Name	For	Withheld
Steve Leach	1,423,797.02	7,093.60
Ric Denton	1,423,797.02	7,093.60
Randy Rush	1,423,797.02	7,093.60
P. Andrew Limes	1,423,797.02	7,093.60

Proposal No. 3 – To allow our Board, in its discretion, to accept purchases of our common stock at less than Net Asset Value.  The votes on this proposal were cast as follows:

	For	Against	Abstain
All Shares	2,090,100.33	302,459.71	20,594.41
Non-Affiliated Shares	295,163.16	144,155.45	20,594.41

Proposal No. 4 - Ratification of the Advisory Agreement.  The votes on this proposal were cast as follows:

For	Against	Abstain
1,411,867.72	2,463.05	10,297.48

Proposal No. 5 – Amendment to our Articles of Incorporation to change the reference in Article VIII from “calendar” to “fiscal.”  The votes on this proposal were cast as follows:

For	Against	Abstain
1,417,534.65	0	7,093.60

Proposal No. 6 – Ratification and approval of RSM US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.  The votes on this proposal were cast as follows:

For	Against	Abstain
1,417,534.65	0	7,093.60

Proposal No. 7 – Shareholder recommendation, by non-binding vote, on the frequency of executive compensation voting.  The votes on this proposal were cast as follows:

One Year	Two Years	Three Years	Abstain
78,293.90	203,063.14	1,064,555.03	66,622.58

Item 7.01 –  Regulation FD

At the Annual Meeting the Company made a presentation to attendees.  A copy of the presentation is available on the Company’s website at: integritycapitalincomefund.com.

The information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  This Item 7.01 on Form 8-K will not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.  Any reference to the Company’s internet address shall not be deemed to incorporate the information available at such internet address into this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRITY CAPITAL INCOME FUND, INC.

Dated: April 28, 2016	/s/ Eric Davis
Eric Davis, President, Chief Investment Officer and Chief Compliance Officer

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